SCHEDULE A

TO

ADMINISTRATIVE SERVICES AGREEMENT

EAGLE CAPITAL APPRECIATION FUND
EAGLE GROWTH & INCOME FUND
EAGLE SERIES TRUST

The following classes of each Series of the above-reference Trusts currently are subject to this Agreement:

Eagle Capital Appreciation Fund:
Class A
Class C
Class I
Class R3
Class R5

Eagle Growth & Income Fund:
Class A
Class C
Class I
Class R3
Class R5

Eagle Series Trust

Eagle Investment Grade Bond Fund:
Class A
Class C
Class I
Class R3
Class R5

Eagle International Equity Fund:
Class A
Class C
Class I
Class R3
Class R5

Eagle Large Cap Core Fund:
Class A
Class C
Class I
Class R3
Class R5

Eagle Mid Cap Growth Fund:
Class A
Class C
Class I
Class R3
Class R5

Eagle Mid Cap Stock Fund:
Class A
Class C
Class I
Class R3
Class R5

Eagle Small Cap Core Value Fund:
Class A
Class C
Class I
Class R3
Class R5

Eagle Small Cap Growth Fund:
Class A
Class C
Class I
Class R3
Class R5

Dated:  November 17, 2009